UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
(Amendment 1)
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): April 17, 2014
Boston Private Financial Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-17089	04-2976299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
Ten Post Office Square, Boston, Massachusetts 02109
(Address of principal executive offices)
(617) 912-1900
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On April 17, 2014 Boston Private Financial Holdings, Inc. (the “Company”) field a Current Report on Form 8-K (the “Original 8-K”) which reported the voting results of the matters voted at the Company's 2014 Annual Meeting of Shareholders (the "2014 Annual Meeting"). This Amendment No. 1 on Form 8-K/A is being filed to correct the disclosure under "Item 5.07 Submission of Matters to a Vote of Security Holders" of the Original 8-K regarding the number of votes received for the approval of the Boston Private Financial Holdings, Inc. 2001 Employee Stock Purchase Plan, as amended and restated, effective as of January 1, 2014 (the "2001 ESPP"). Except as set forth in this Current Report on Form 8-K/A, the disclosure contained in the Original 8-K remains unchanged.

Item 5.07    Submission of Matters to a Vote of Security Holders.
At the 2014 Annual Meeting, Clayton G. Deutsch, Deborah F. Kuenstner, Daniel P. Nolan, Brian G. Shapiro, and Stephen M. Waters were elected to serve until the 2015 Annual Meeting of Shareholders. In addition, at the meeting, the shareholders approved (a) an advisory, non-binding, resolution on the compensation of the Company's named executive officers as disclosed in the Proxy Statement; (b) the Amended 2009 Plan; and (c) the 2001 ESPP.
The voting results are set forth below.
(1)     Election of Directors:

Director Nominee	For	Withheld	Broker Non-Votes
Clayton G. Deutsch	68,294,453	195,808	—
Deborah F. Kuenstner	68,174,326	315,935	—
Daniel P. Nolan	68,327,084	163,177	—
Brian G. Shapiro	68,294,646	240,615	—
Stephen M. Waters	62,574,337	5,915,924	—

(2)	Approval of an advisory, non-binding resolution on the compensation of the Company's named executive officers:

For	Against	Abstain	Broker Non-Votes
64,809,726	3,402,476	278,059	—

(3)     Approval of the Amended 2009 Plan, amending the performance criteria:

For	Against	Abstain	Broker Non-Votes
67,035,571	1,419,892	34,798	—

(4)     Approval of the 2001 ESPP:

For	Against	Abstain	Broker Non-Votes
68,329,511	135,881	24,869	—

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

	By:	/S/ DAVID J. KAYE
	Name:	David J. Kaye
	Title:	Chief Financial Officer
Date: April 21, 2014